UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): November 10, 2016

MANHATTAN SCIENTIFICS, INC.
(Exact name of registrant as specified in charter)

Delaware	000-28411	85-0460639
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York, 10174

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (212) 541-2405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Senior Scientific, LLC, a New Mexico limited liability company (“Senior Scientific”) and a wholly owned subsidiary of Manhattan Scientifics, Inc. (the “Company”) merged with and into Imagion Biosystems, Inc., a Nevada company (“Imagion”) on November 17, 2016. Following the merger, Imagion held all of the liabilities, obligations and assets of Senior Scientific and the Company continued as the sole equity holder of Imagion.

On November 22, 2016, Imagion issued a Promissory Note in the principal amount of $6,900,000 to the Company (the “Intercompany Note”) payable on the one year anniversary. The Intercompany Note does not accrue interest, provided, however, in the event of a default, interest shall accrue at 10% per annum. Upon the completion of the partial buyout and replacement of the Senior Notes (as defined below) held by the Senior Lenders (as defined below) as set forth in the Spinout Approval, the Intercompany Note shall automatically be equal to $250,000 (the “Minimum Principal Balance”) plus $1. All obligations of Imagion to the Company under the Intercompany Note shall be subordinate to all obligations of Imagion under the Convertible Notes (together with any replacement notes issued therefor, the “Senior Notes”) issued by Imagion or its predecessor to Raymond A. Mason, William B. Jones, and Ferdinand J. Crovato Trust (together, the “Senior Lenders”). Further, upon the approval of the registration statement for Imagion’s Initial Public Offering (the “Effective Date”), Imagion shall convert the principal and interest in excess of the Minimum Principal Balance for shares of Imagion’s common stock equal to the amount of shares that would cause the sum of (a) all shares of Imagion’s common stock issued to the Company prior to the Effective Date and (b) all shares of Imagion’s common stock issued to the Company upon conversion of the Intercompany Note, to equal 50.1% of Imagion’s total number of common shares issued or issuable on a fully diluted basis; provided, however, if the preceding sum is greater than 50.1% of Imagion’s total number of common shares issued or issuable on a fully diluted basis, the excess balance shall be converted into one share of Imagion’s common stock. Upon the completion of the Imagion’s Initial Public Offering, Imagion shall convert the Minimum Principal Balance and all other amounts due for interest for shares of Imagion’s common stock at a price per share equal to the price paid by investors in Imagion’s Initial Public Offering; provided, however, Imagion may, at its discretion, pay the Company the Minimum Principal Balance and all other amounts due in cash.

On November 1, 2016, the Company, Senior Scientific and the Senior Lenders entered into a Spinout Approval whereby the Senior Lenders approved the merger of Senior Scientific into Imagion. Further, the Senior Lenders have agreed that upon receipt of an aggregate payment of $2,000,000 by Imagion to the Senior Lenders, the Senior Notes shall be amended, restated and replaced by a Convertible Promissory Note (the “Replacement Notes”) in an amount equal to all amounts owed under the Senior Notes less $2,000,000. The Replacement Notes shall continue to be guaranteed by the Company and the collateral securing the Senior Notes. Further, the Senior Notes maturity date was extended to April 3, 2018.

On November 10, 2016, Imagion, the Company and Robert Romeo Proulx and Tracey Jane Proulx Revocable Trust (the “Interim Investor”) entered into a Note Purchase Agreement pursuant to which the Interim Investor invested $100,000 in consideration of Promissory Notes issued by Imagion (the “Interim Imagion Note”) payable on the one year anniversary. The Interim Investor or other investors may invest up to a total of $500,000 under the Note Purchase Agreement. The Interim Imagion Note accrues interest at the rate of 8% per annum, provided, however, in the event of a default, interest shall accrue at 10% per annum. The Interim Imagion Note is subordinate to the Senior Notes. The Company, Imagion and the Interim Investor also entered an Irrevocable Proxy as well as a Voting Agreement whereby the Company granted the Interim Investors a right to vote its Imagion shares to carry out the spinout plan and the parties agreed to vote their Imagion shares to provide for one director of Imagion to be appointed by the Company and four directors to be appointed by the Interim Investors.

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Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.1	Promissory Note isssued to Manhattan Scientifics, Inc. By Imagion Biosystems, Inc. In the principal amount of $6,900,000 (with form of voting agreement)
10.2	Spinout Approval dated September 27, 2016 entered between Manhattan Scientifics, Inc., Imagion Biosystems, Inc. and Raymond A. Mason, William B. Jones, and Ferdinand J. Crovato Trust
10.3	Form of Note Purchase Agreement by and between Manhattan Scientifics, Inc., Imagion Biosystems, Inc. and Interim Investor
10.4	Form of Promissory Note issued by Imagion Biosystems, Inc. to Interim Investor
10.5	Irrevocable Proxy Manhattan Scientifics, Inc. and Imagion Biosystems, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MANHATTAN SCIENTIFICS, INC.

Date: December 1, 2016	By:	/s/ Emmanuel Tsoupanarias
New York, New York	Name:	Emmanuel Tsoupanarias
	Title:	Chief Executive Officer

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